                                                                    Exhibit 21.1


                            SUBSIDIARY COMPANIES OF
                        CENTURY BUSINESS SERVICES, INC.
                                 AS OF 12/31/00


                                                                         STATE OF
                      COMPANY NAME                                    INCORPORATION

       1 AH Business Services, Inc.                                         Ohio
       2 BA Business Services, Inc.                                         Ohio
       3 Bass Consultants of Ohio, Inc.                                     Ohio
       4 BBGPR, LLC                                                         Texas
       5 BCC Business Services, Inc.                                        Ohio
       6 Beatty Satchell Business Services, Inc.                            Maryland
       7 The Benefits Group Agency, Inc.                                    Ohio
       8 Benmark, Inc.                                                      Georgia
       9 Broker Benefit Consultants Business Services, Inc.                 Ohio
      10 BVKT Business Services, Inc.                                       Ohio
      11 CBIZ Benefits & Insurance Services of Florida, Inc.                Ohio
      12 CBIZ Benefits & Insurance Services of Maryland, Inc.               Maryland
      13 CBIZ Benefits & Insurance Services of Ohio, Inc.                   Ohio
      14 CBIZ Benefits & Insurance Services of Pennsylvania, Inc.           Delaware
      15 CBIZ Benefits & Insurance Services, Inc.                           Missouri
      16 CBIZ Business Services, Inc.                                       Ohio
      17 CBIZ Business Solutions, Inc.                                      Ohio
      18 CBIZ Business Solutions, Inc.                                      Virginia
      19 CBIZ e-Solutions, Inc.                                             Ontario
      20 CBIZ HealthCare Solutions Group, Inc.                              Ohio
      21 CBIZ Property Tax Solutions, Inc.                                  Ohio
      22 CBIZ Retirement Services, Inc.                                     Ohio
      23 CBIZ Technologies, Inc.                                            Ohio
      24 CBIZ Valuation, Inc.                                               Ohio
      25 CBIZ Worksite Services, Inc.                                       Missouri
      26 CBSI Management Co.                                                Ohio
      27 Century Capital Group, Inc.                                        Ohio
      28 Century Payroll, Inc.                                              Ohio
      29 Century Retirement & Wealth Management Services, Inc.              Ohio
      30 Century Risk Services Company                                      Ohio
      31 Century Surety Underwriters, Inc.                                  Indiana
      32 CKS Business Services, Inc.                                        Ohio
      33 CMG Consulting, Inc.                                               California
      34 Commercial Surety Agency, Inc.                                     Ohio
      35 Competitive Technologies Business Services, Inc.                   Ohio
      36 Connecticut Escrow, Inc.                                           Ohio
      37 Conrad Business Services, Inc.                                     Ohio
      38 Continuous Learning Group, Inc.                                    Ohio
      39 Contract Operations Planning, Inc.                                 Ohio
      40 Contract Surety Reinsurance Corp.                                  Ohio
      41 Cornerstone Broker Insurance Services Agency, Ltd.                 Ohio
      42 DP & Co. Business Services, Inc.                                   Ohio
      43 Duitch Franklin Business Services, Inc.                            Ohio
      44 EDG Business Services, Inc.                                        Ohio
      45 Employers Select Plan Agency of Ohio, Inc.                         Ohio
      46 Envision Development Group, Inc.                                   Ohio
      47 ERIC Agency, Inc.                                                  Colorado

                                                                    Exhibit 21.1

                            SUBSIDIARY COMPANIES OF
                        CENTURY BUSINESS SERVICES, INC.
                                 AS OF 12/31/00

                                                                         STATE OF
                      COMPANY NAME                                    INCORPORATION

      48 FPG Business Services, Inc.                                        Ohio
      49 Funds Administration Services, Inc.                                Ohio
      50 G & C Business Services, Inc.                                      Ohio
      51 Gibraltar Real Estate Services Corporation                         Illinois
      52 Gordon, Zucarelli & Handley Business Services, Inc.                Ohio
      53 Health Administration Services, Inc.                               Ohio
      54 HHMR&S Business Services, Inc.                                     Ohio
      55 Highwood Associates, Inc.                                          Illinois
      56 Hunt & Associates Business Services, Inc.                          Ohio
      57 Information Technology Advisors and Consultants, Inc.              Ohio
      58 JF Consulting Services, Inc.                                       Ohio
      59 KA Consulting Services, Inc.                                       Ohio
      60 Karling Health Care Consulting, Inc.                               Ohio
      61 Kaufman Davis Business Services, Inc.                              Ohio
      62 Kessler & Associates Business Services, Inc.                       Ohio
      63 Lake Business Services, Inc.                                       Ohio
      64 M. T. Donahoe & Associates, Inc.                                   Ohio
      65 McClain & Company Business Services, Inc.                          Ohio
      66 Medical Management Professionals, Inc.                             Ohio
      67 MHM Business Services, Inc.                                        Ohio
      68 Miller Wagner Business Services, Inc.                              Ohio
      69 Millisor Firm Co., Inc.                                            Ohio
      70 Moore, Tyler & Company, Inc.                                       Ohio
      71 MRC Business Services, Inc.                                        Ohio
      72 MRP Business Solutions Group, Inc.                                 Ohio
      73 National Benefit Systems, Inc.                                     Arizona
      74 Nemphos, Weber Business Services, Inc.                             Ohio
      75 Next Risk Management, Inc.                                         Ohio
      76 Niederhoffer-Henkel &  Company, Inc.                               Ohio
      77 Norman Barken Associates, Inc.                                     Ohio
      78 Parks Palmer Business Services, Inc.                               Ohio
      79 PDA Business Services, Inc.                                        Ohio
      80 Philip-Rae Business Services, Inc.                                 Ohio
      81 Riggleman, Smyth & Associates Business Services, Inc.              Ohio
      82 Rootberg Business Services, Inc.                                   Ohio
      83 Ross Gordon & Associates, Inc.                                     California
      84 RRSS & Company Business Services, Inc.                             Ohio
      85 RS & A Business Services, Inc.                                     Colorado
      86 S & B Business Services, Inc.                                      Ohio
      87 S & S Business Services, Inc.                                      Ohio
      88 Shilling & Kenyon/SK Consulting, Inc.                              Ohio
      89 SK&B Business Services, Inc.                                       Ohio
      90 SKB Business Services, Inc.                                        Ohio
      91 SLW Business Services, Inc.                                        Ohio
      92 SMR & Co. Business Services                                        Ohio
      93 Southern Ohio Benefits Agency, Inc.                                Ohio
      94 SR Business Services, Inc.                                         Ohio

                                                                    Exhibit 21.1

                            SUBSIDIARY COMPANIES OF
                        CENTURY BUSINESS SERVICES, INC.
                                 AS OF 12/31/00

                                                                         STATE OF
                      COMPANY NAME                                    INCORPORATION

      95 SRTDA Business Services, Inc.                                      Ohio
      96 St. James General Agency Inc.                                      Texas
      97 Sustman Business Services, Inc.                                    Texas
      98 TBG Investment Advisors Agency, Inc.                               Ohio
      99 Trilogy Associates, Inc.                                           Ohio
     100 Tri-Tek Business Services, Inc.                                    Ohio
     101 Varney Business Services, Inc.                                     Ohio
     102 Vine Street Partners, Inc.                                         Illinois
     103 WC & M Business Services, Inc.                                     Ohio
     104 The Weiss Group, Inc.                                              Ohio



























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